Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 13, 2017 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. included in the Annual Report on Form 10K for the year ended July 31, 2017.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
October 13, 2017